UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2008
ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

11 Studebaker, Irvine, CA	92618

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 595-7200

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) On May 12, 2008, Endologix, Inc. (the “Company”) announced the resignation of Paul McCormick, the Company’s President and Chief Executive Officer. Mr. McCormick will continue to serve on the Company’s Board of Directors.
(c), (d) On May 12, 2008, the Company announced the appointment of John McDermott as President, Chief Executive Officer and a director of the Company, effective immediately.
     Mr. McDermott, age 47, brings to the Company nearly 20 years of executive management, sales, marketing and finance experience in the vascular device industry. From 2002 to 2007, he served as President of Bard Peripheral Vascular, a division of C.R. Bard, Inc., that earned several corporate awards for global sales growth, business development, income growth and sales from new products during his tenure.
     Mr. McDermott previously was President of Global Sales for C.R. Bard’s vascular surgery and endovascular businesses. In this capacity, he managed a worldwide direct sales force with more than 200 representatives. Prior to that he served four years as President of C.R. Bard division IMPRA, Inc., where he was responsible for global operations, including sales, marketing, research and development, manufacturing and finance. From 1990 to 1996 he was Chief Financial Officer and later Vice President and Chief Operating Officer of IMPRA, Inc., prior to its acquisition by C.R. Bard.
(e) Pursuant to Mr. McDermott’s offer letter from the Company (the “Offer Letter”), Mr. McDermott will receive an annual base salary of $360,000 through December 31, 2009, with such amount being pro-rated for 2008, after which his compensation will be reviewed by the Company’s Compensation Committee. Mr. McDermott will also be entitled to receive cash incentive payments up to 50% of his base salary for the years ended December 31, 2008 and 2009, upon the achievement of corporate objectives approved by the Board of Directors. Mr. McDermott is guaranteed a minimum bonus payment of $60,000 for the year ended December 31, 2008. In addition, the Company will reimburse Mr. McDermott for his relocation expenses and up to $3,000 per month for six months for temporary living arrangements.
     In addition, Mr. McDermott was granted stock options to purchase 500,000 shares of common stock of the Company vesting over a four year period and 500,000 shares of restricted common stock of the Company vesting in a single installment on May 12, 2010. Both grants were made pursuant to the Company’s 2006 Stock Incentive Plan. Mr. McDermott will also enter into an Employment Agreement, in substantially the form that was previously filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which provides for the payment of severance compensation in certain events.
     Mr. McCormick entered into a Severance Agreement and General Release (the “Severance Agreement”) in connection with his resignation, pursuant to which he will receive (i) continued payments of his base salary for six months after the termination of his employment, (ii) continued health insurance coverage for six months after the termination of his employment and (iii) a pro rated bonus equal to $46,297. In addition, Mr. McCormick’s outstanding options will continue to vest so long as he continues to serve on the Company’s Board of Directors.

     The foregoing descriptions of the Offer Letter and Severance Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively.
     A press release announcing the appointment of Mr. McDermott as President, Chief Executive Officer and a director of the Company is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated April 28, 2008, between Endologix, Inc. and John McDermott.

10.2	Severance Agreement and General Release, effective May 12, 2008, between Endologix, Inc. and Paul McCormick.

99.1	Press Release, dated May 12, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.
May 16, 2008	/s/ Robert J. Krist
Robert J. Krist
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter, dated April 28, 2008, between Endologix, Inc. and John McDermott.

10.2	Severance Agreement and General Release, effective May 12, 2008, between Endologix, Inc. and Paul McCormick.

99.1	Press Release, dated May 12, 2008.